Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-197895 and 333-197894 on Form S-3 and Registration Statement Nos. 333-61969, 333-170451, 333-125697, 333-170448 and 333-170452 on Form S-8 of our report related to the financial statements and financial statement schedule of Black Hills Corporation dated February 24, 2015, August 6, 2015 as to the effects of the restatement discussed in Note 1 to the consolidated financial statements, and our report relating to the effectiveness of Black Hills Corporation’s internal control over financial reporting dated February 24, 2015, August 6, 2015 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (as revised) (which report expresses an adverse opinion on the effectiveness of Black Hills Corporation’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K/A of Black Hills Corporation for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 6, 2015